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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                                 DEX MEDIA, INC.

                           9% Discount Notes due 2013

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                                    INDENTURE

                          Dated as of November 10, 2003

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                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.    Definitions..................................................1
SECTION 1.02.    Other Definitions...........................................21
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act...........22
SECTION 1.04.    Rules of Construction.......................................22

                                   ARTICLE II

                                 The Securities

SECTION 2.01.    Amount of Securities; Issuable in Series....................23
SECTION 2.02.    Form and Dating.............................................24
SECTION 2.03.    Execution and Authentication................................24
SECTION 2.04.    Registrar and Paying Agent..................................24
SECTION 2.05.    Paying Agent To Hold Money in Trust.........................25
SECTION 2.06.    Holder Lists................................................25
SECTION 2.07.    Transfer and Exchange.......................................26
SECTION 2.08.    Replacement Securities......................................26
SECTION 2.09.    Outstanding Securities......................................27
SECTION 2.10.    Temporary Securities........................................27
SECTION 2.11.    Cancellation................................................27
SECTION 2.12.    Defaulted Interest..........................................28
SECTION 2.13.    CUSIP and ISIN Numbers......................................28

                                   ARTICLE III

                                   Redemption

SECTION 3.01.    Notices to Trustee..........................................28
SECTION 3.02.    Selection of Securities To Be Redeemed......................28
SECTION 3.03.    Notice of Redemption........................................28
SECTION 3.04.    Effect of Notice of Redemption..............................29
SECTION 3.05.    Deposit of Redemption Price.................................30
SECTION 3.06.    Securities Redeemed in Part.................................30

                                   ARTICLE IV

                                    Covenants

SECTION 4.01.    Payment of Securities.......................................30

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SECTION 4.02.    SEC Reports.................................................30
SECTION 4.03.    Limitation on Indebtedness..................................31
SECTION 4.04.    Limitation on Restricted Payments...........................33
SECTION 4.05.    Reserved....................................................37
SECTION 4.06.    Limitation on Sales of Assets and Subsidiary Stock..........37
SECTION 4.07.    Limitation on Transactions with Affiliates..................40
SECTION 4.08.    Change of Control...........................................42
SECTION 4.09.    Compliance Certificate......................................43
SECTION 4.10.    Further Instruments and Acts................................43
SECTION 4.11.    Limitation on Lines of Business.............................44
SECTION 4.12.    Limitation on Liens.........................................44

                                    ARTICLE V

                                Successor Company

SECTION 5.01.    Merger, Consolidation and Sale of Assets....................44

                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.    Events of Default...........................................45
SECTION 6.02.    Acceleration................................................47
SECTION 6.03.    Other Remedies..............................................47
SECTION 6.04.    Waiver of Past Defaults.....................................47
SECTION 6.05.    Control by Majority.........................................48
SECTION 6.06.    Limitation on Suits.........................................48
SECTION 6.07.    Rights of Holders To Receive Payment........................48
SECTION 6.08.    Collection Suit by Trustee..................................49
SECTION 6.09.    Trustee May File Proofs of Claim............................49
SECTION 6.10.    Priorities..................................................49
SECTION 6.11.    Undertaking for Costs.......................................49
SECTION 6.12.    Waiver of Stay or Extension Laws............................49

                                   ARTICLE VII

                                     Trustee

SECTION 7.01.    Duties of Trustee...........................................50
SECTION 7.02.    Rights of Trustee...........................................51
SECTION 7.03.    Individual Rights of Trustee................................52
SECTION 7.04.    Trustee's Disclaimer........................................52
SECTION 7.05.    Notice of Defaults..........................................52
SECTION 7.06.    Reports by Trustee to Holders...............................52
SECTION 7.07.    Compensation and Indemnity..................................53

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SECTION 7.08.    Replacement of Trustee......................................53
SECTION 7.09.    Successor Trustee by Merger.................................54
SECTION 7.10.    Eligibility; Disqualification...............................55
SECTION 7.11.    Preferential Collection of Claims Against Company...........55

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.    Discharge of Liability on Securities; Defeasance............55
SECTION 8.02.    Conditions to Defeasance....................................56
SECTION 8.03.    Application of Trust Money..................................57
SECTION 8.04.    Repayment to Company........................................57
SECTION 8.05.    Indemnity for Government Obligations........................58
SECTION 8.06.    Reinstatement...............................................58

                                   ARTICLE IX

                                   Amendments

SECTION 9.01.    Without Consent of Holders..................................58
SECTION 9.02.    With Consent of Holders.....................................59
SECTION 9.03.    Compliance with Trust Indenture Act.........................60
SECTION 9.04.    Revocation and Effect of Consents and Waivers...............60
SECTION 9.05.    Notation on or Exchange of Securities.......................61
SECTION 9.06.    Trustee To Sign Amendments..................................61
SECTION 9.07.    Payment for Consent.........................................61

                                    ARTICLE X

                                  Subordination

SECTION 10.01.   Agreement To Subordinate....................................61
SECTION 10.02.   Liquidation, Dissolution, Bankruptcy........................62
SECTION 10.03.   Default on Support Agreement Obligations....................62
SECTION 10.04.   Acceleration of Payment of Securities.......................63
SECTION 10.05.   When Distribution Must Be Paid Over.........................63
SECTION 10.06.   Subrogation.................................................63
SECTION 10.07.   Relative Rights.............................................63
SECTION 10.08.   Subordination May Not Be Impaired by the Company............63
SECTION 10.09.   Rights of Trustee and Paying Agent..........................64
SECTION 10.10.   Distribution or Notice to Representative....................64
SECTION 10.11.   Article X Not To Prevent Events of Default or Limit Right
                    To Accelerate............................................64
SECTION 10.12.   Trust Monies Not Subordinated...............................64
SECTION 10.13.   Trustee Entitled To Rely....................................64

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SECTION 10.14.   Trustee To Effectuate Subordination.........................65
SECTION 10.15.   Trustee Not Fiduciary for Holders of Support
                    Agreement Obligations....................................65
SECTION 10.16.   Reliance by Holders of Support Agreement Obligations
                    on Subordination Provisions..............................65

                                   ARTICLE XI

                                  Miscellaneous

SECTION 11.01.   Trust Indenture Act Controls................................65
SECTION 11.02.   Notices.....................................................66
SECTION 11.03.   Communication by Holders with Other Holders.................66
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent..........66
SECTION 11.05.   Statements Required in Certificate or Opinion...............67
SECTION 11.06.   When Securities Disregarded.................................67
SECTION 11.07.   Rules by Trustee, Paying Agent and Registrar................67
SECTION 11.08.   Legal Holidays..............................................67
SECTION 11.09.   GOVERNING LAW...............................................67
SECTION 11.10.   No Recourse Against Others..................................68
SECTION 11.11.   Successors..................................................68
SECTION 11.12.   Multiple Originals..........................................68
SECTION 11.13.   Table of Contents; Headings.................................68

Appendix A   -   Provisions Relating to Original Securities, Additional
                    Securities and Exchange Securities

Exhibit A    -   Form of Initial Security
Exhibit B    -   Form of Exchange Security
Exhibit C    -   Form of Transferee Letter of Representation

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                    INDENTURE dated as of November 10, 2003, between DEX MEDIA,
               INC., a Delaware corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's 9% Discount Notes due 2013 issued on the date hereof (the "Original Securities"),
(b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities") and (c) if and when issued as provided in a Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 9% Discount Notes due 2013 issued in a Registered Exchange Offer in exchange for any Initial Securities (the "Exchange Securities") (together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities"). Original Securities in an aggregate principal amount at maturity of $389,000,000 will be initially issued on the date hereof. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Securities from time to time.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Definitions.

          "8% Notes" means the 8% notes due 2013 issued by the Company under the Indenture dated November 10, 2003 by and between the Company and U.S. Bank National Association, as trustee.

          "Accreted Value" means, as of any date of determination prior to the Full Accretion Date, with respect to any Security, the sum of (a) the initial offering price (which shall be calculated by discounting the aggregate principal amount at maturity of such Security at a rate of 9% per annum, compounded semi-annually on each May 15 and November 15 and from the Full Accretion Date to the date of issuance) of such Security; and (b) the portion of the excess of the principal amount of such Security over such initial offering price that shall have been accreted thereon through such date, such amount to be so accreted as accrued interest on a daily basis at 9% per annum of the initial offering price of such Security, compounded semi-annually on each May 15 and November 15 from the date of issuance through the date of determination, computed on the basis of a 360-day year of twelve 30-day months; provided that, on and after the Full Accretion Date, the Accreted Value of each Security shall be equal to the principal amount at maturity of such Security plus any additional interest that shall have accreted pursuant to any registration rights agreement applicable to such Securities.

          "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisi-

                                       S-

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tion of such Capital Stock by the Company or another Restricted Subsidiary; or
(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (b) or (c) above is primarily engaged in a Permitted Business.

          "additional interest" means any additional interest payable under a Registration Agreement.

          "Additional Securities" means any 9% Discount Notes issued under the terms of this Indenture subsequent to the Closing Date.

          "Adjusted EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (b) Consolidated Interest Expense, (c) depreciation expense, amortization expense (including but not limited to amortization of intangibles and amortization and write-off of financing costs, but excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and any non-cash impairment charges related to goodwill, other intangibles or assets, (d) customary fees and expenses of the Company and its Consolidated Restricted Subsidiaries payable in connection with any Equity Offering, the Incurrence of Indebtedness permitted pursuant to Section 4.03 or any acquisition permitted under this Indenture, (e) all other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Consolidated Restricted Subsidiaries, (f) the amount of any minority interest expense deducted in calculating Consolidated Net Income, (g) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, (h) non-cash pension and other post-employment benefit expense, (i) transactions related to the Dex East Acquisition and the Dex West Acquisition and start-up costs incurred in the first year after the date of the consummation of the Dex East Acquisition and the Dex West Acquisition, as the case may be, (j) payment of fees under the Management Agreement in an aggregate amount not to exceed $10.0 million, and (k) any dividends paid in respect of the Company's 5% Series A Preferred Stock.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Sub-

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sidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04,
(iii) a disposition of assets with a Fair Market Value of less than $5.0 million, (iv) the sale of Capital Stock of an Unrestricted Subsidiary, (v) the sale or other disposition of cash or Temporary Cash Investments, and (vi) the sale of receivables on substantially the terms that receivables are purchased by Qwest Corporation pursuant to the billing and collection services agreement as in effect on the Closing Date).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing: (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the borrower of such Bank Indebtedness whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement and may be in the form of debt securities.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Change of Control" means the occurrence of any of the following events:

          (a) prior to the first public offering of common stock of the Company,
     (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other

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     than one or more Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, and (ii) the Permitted Holders "beneficially own" (as defined in Rules
     13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Governing Board of the Company (for purposes of this clause
     (a) any such other person shall be deemed to beneficially own any Voting Stock of the Company held by any other entity (the "parent entity") so long as such person beneficially owns (as defined in clause (i) above), directly or indirectly, in the aggregate more than 50% of the voting power of the Voting Stock of the parent entity);

          (b) any "person" (as defined in clause (a) above), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a)(i) above), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such other person is the beneficial owner, directly or indirectly, of a majority of the voting power of the Voting Stock of such parent entity);

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Board of the Company (together with any new persons whose election by the Governing Board of the Company, or whose nomination for election by the equity holders of the Company, was approved by a vote of 66 2/3% of the members of the Governing Board of the Company then still in office who were either members of the Governing Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Governing Board of the Company then in office; or

          (d) the adoption of a plan relating to the liquidation or dissolution of the Company.

          "Closing Date" means the date of this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commodity Hedging Agreement" means any forward contract, swap, option, hedge or other similar financial agreement or arrangement designed to protect against fluctuations in commodity prices.

          "Company" means Dex Media, Inc.

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          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication: (a) interest expense attributable to Capitalized Lease Obligations,
(b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) non-cash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (g) net costs associated with Hedging Obligations (including amortization of fees), (h) cash dividends paid in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries, to the extent held by Persons other than the Company or a Restricted Subsidiary, (i) interest Incurred in connection with investments in discontinued operations, and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "Consolidated Leverage Ratio" as of any date of determination means the ratio of: (a) the Total Consolidated Indebtedness as of the date of determination (the "Determination Date") to (b) the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the Determination Date (the "Measurement Period"); provided, however, that for purposes of calculating Adjusted EBITDA for the Measurement Period immediately prior to the relevant Determination Date: (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Adjusted EBITDA) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Adjusted EBITDA) shall be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (through an acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by an Asset Disposition or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Adjusted EBITDA, the exclusions set forth in clauses (a) through (d) of the definition of Consolidated Net Income shall apply to a Person which has been acquired as if it were a Restricted Subsidiary). For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. For purposes of this definition, in respect of any calculation for which the Measurement Period includes the fiscal quarter in which the Dex East Transactions or Dex West Transactions were consummated, pro forma effect shall be given to the Dex East

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Transactions or Dex West Transactions, as applicable, in the same manner as described in the Offering Memorandum under "Unaudited pro forma financial information."

          "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any gain or loss realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (d) any non-cash SFAS 133 income (or loss) related to hedging activities;

          (e) any income (or loss) from discontinued operations;

          (f) any extraordinary, unusual, nonoperating or nonrecurring gain, loss or charge;

          (g) the cumulative effect of a change in accounting principles;

          (h) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness; and

          (i) the income statement effects of the writedown of the deferred revenue and prepaid directory cost balance sheet accounts as part of the purchase accounting adjustments made in connection with the Transactions applicable to the given period.

          Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(iv)(3)(D) thereof.

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          "Consolidation" means the consolidation of the accounts of each of the
Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Credit Agreement" means the Dex Media East Credit Agreement and the Dex Media West Credit Agreement.

          "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Dex East Acquisition" means the acquisition by the Company of Qwest Dex, Inc.'s directory business in the States of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota and the standard metropolitan statistical area of El Paso, Texas.

          "Dex East Transactions" means the Dex East Acquisition and the financing thereof, including the issuance by Dex Media East LLC and Dex Media East Finance Co. of $450 million of 9-7/8% Senior Notes due 2009 and $525 million of 12-1/8% Senior Subordinated Notes due 2012, the borrowings under the Dex Media East Credit Agreement and the equity contribution made in connection therewith.

          "Dex Entities" means, collectively, the Company, Dex Media East, Inc., Dex Media West, Inc., Dex Media East LLC and Dex Media West LLC.

          "Dex Media East Credit Agreement" means the credit agreement dated as of November 8, 2002, among the Company, Dex Media East, Inc., Dex Media East LLC, JPMorgan Chase Bank, as administrative agent and collateral agent, and Bank of America, N.A., Lehman Commercial Paper Inc., Wachovia Bank, National Association and Deutsche Bank Trust Company Americas, as syndication agents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount at maturity of the Securities at the time outstanding).

          "Dex Media East, Inc." means Dex Media East, Inc., the direct parent of Dex Media East LLC.

          "Dex Media East LLC" means Dex Media East LLC, an indirect wholly owned Subsidiary of the Company.

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          "Dex Media West Credit Agreement" means the credit agreement dated as of September 9, 2003, among the Company, Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, as administrative agent and collateral agent, and Bank of America, N.A., Lehman Commercial Paper Inc., Wachovia Bank, National Association and Deutsche Bank Trust Company Americas, as syndication agents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount at maturity of the Securities at the time outstanding).

          "Dex Media West, Inc." means Dex Media West, Inc., the direct parent of Dex Media West LLC.

          "Dex Media West LLC" means Dex Media West LLC, an indirect wholly owned Subsidiary of the Company.

          "Dex West Acquisition" means the acquisition by the Company of Qwest Dex, Inc.'s directory business in the States of Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming.

          "Dex West Transactions" means the Dex West Acquisition and the financing thereof, including the issuance by Dex Media West LLC and Dex Media West Finance Co. of $385 million 8-1/2% Senior Notes due 2010 and $780 million of 9-7/8% Senior Subordinated Notes due 2013, the borrowings under the Dex Media West Credit Agreement and the Dex Media East Credit Agreement and the equity contribution made in connection therewith.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c) on or prior to the 91st day after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

          "Equity Offering" means any public or private sale of common stock of any Dex Entity or Parent other than (i) public offerings with respect to such Dex Entity's or Parent's common stock registered on Form S-8 and (ii) other issuances upon exercise of options by employees of such Dex Entity or Parent or any of its Restricted Subsidiaries.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market Value will be determined in good faith by the Governing Board of the Company, whose determination will be conclusive and evidenced by a resolution of the Governing Board of the Company.

          "Full Accretion Date" means November 15, 2008.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in: (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Governing Board" of the Company or any other Person means, (i) the managing member or members or any controlling committee of members of the Company or such Person, for so long as the Company or such Person is a limited liability company, (ii) the board of directors of the Company or such Person, if the Company or such Person is a corporation or (iii) any similar governing body.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

          (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (e) all Capitalized Lease Obligations of such Person;

          (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

          (h) Hedging Obligations of such Person; and

          (i) all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. It is understood and agreed that the Company's 5% Series A Preferred Stock, par value $.01 per share, will not constitute Indebtedness.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any (i) Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary and (ii) Restricted Subsidiary at the time of any sale or other disposition of any shares of such Restricted Subsidiary that results in such Restricted Subsidiary no longer constituting a Restricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to: (1) the Company's "Investment" in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

          "Issue Date", with respect to any Initial Securities, means the date on which such Initial Securities are originally issued.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Management Agreement" means the management agreements with the Sponsors, their affiliates or designees as in effect on the date hereof or pursuant to any amendment, restatement or replacement thereof to the extent that the terms of any such amendment, restatement or replacement are not, taken as a whole, disadvantageous to the holders of the Securities in any material respect.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case, net of: (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Offering Memorandum" means the offering memorandum relating to the issuance of the Original Securities dated November 3, 2003.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Parent" means any direct or indirect parent of the Company.

          "Permitted Asset Swap" means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Permitted Business; provided that (a) the aggregate Fair Market Value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate Fair Market Value of the property or assets received by the Company or such Restricted Subsidiary in such exchange and (b) the aggregate Fair Market Value of all property or assets transferred by the Company and any of its Restricted Subsidiaries in any such transfer, together with the aggregate Fair Market Value of property or assets transferred in all prior Permitted Asset Swaps, shall not exceed 20% of the Company's Consolidated net revenues for the prior fiscal year.

          "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the date hereof and any Related Business.

          "Permitted Holders" means The Carlyle Group, Welsh, Carson, Anderson & Stowe and their respective Affiliates and any Person acting in the capacity of an underwriter in connection with a public or private offering of any Dex Entity's Capital Stock.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

          (c) Temporary Cash Investments;

          (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $30.0 million in the aggregate outstanding at any one time;

          (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (h) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06;

          (i) Interest Rate Agreements and Commodity Hedging Agreements permitted under Section 4.03(b)(v);

          (j) any Person; provided, however, that the payment for such Investments consists solely of Net Cash Proceeds from either the sale of Capital Stock of the Company (other than Disqualified Stock) or cash common equity contributions to the Company; provided, however, that such Net Cash Proceeds or equity contributions shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B); or

          (k) any Person in an aggregate amount for all such Persons outstanding at any time not to exceed $150.0 million.

          "Permitted Liens" means, with respect to any Person:

          (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

          (g) Liens to secure (i) Bank Indebtedness of a Restricted Subsidiary permitted under Section 4.03 or Guarantees by the Company of any such Indebtedness, (ii) Indebtedness of a Restricted Subsidiary Incurred pursuant to Section 4.03(a) and (iii) the Company's obligations under the Support Agreements;

          (h) Liens existing on the date hereof;

          (i) Liens on property or shares of stock of another Person at the time such other Person becomes a Restricted Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Restricted Subsidiaries;

          (j) Liens on property at the time such Person or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Restricted Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Restricted Subsidiaries;

          (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

          (l) Liens in respect of judgments that do not constitute an Event of Default;

          (m) Liens securing obligations under Interest Rate Agreements and Commodity Hedging Agreements so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such obligations; and

          (n) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i) and (j); provided, however, that:
     (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and
     (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (f), (g), (h), (i) or (j) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Purchase Money Indebtedness" means Indebtedness: (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

          "Realization Event" means, with respect to Dex Media East LLC, its subsidiaries and immediate parent (collectively, the "East Entities") or Dex Media West LLC, its subsidiaries and immediate parent (collectively, the "West Entities" and, together with the East Entities, the "Entities"), any of the following events occurring at any time after November 8, 2002, in the case of the East Entities, or September 9, 2003, in the case of the West Entities:

          (i) the receipt by the Company of any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest or other investment in the applicable Entity, including without limitation any liquidating dividend, distribution upon dissolution or payment or distribution in respect of an equity or debt claim in bankruptcy or insolvency proceeding, but excluding any dividend or distribution paid by Dex Media East, Inc. or Dex Media West, Inc., as applicable, which is permitted by the applicable Credit Agreement (or any replacement senior secured bank credit facilities) and is a dividend or distribution (A) made pursuant to an annual basket, (B) representing excess cash flow of Dex Media East, Inc. or Dex Media West, Inc., as applicable, in a fiscal year not required to be applied to the prepayment of the applicable Credit Agreement (or any such replacement facilities) or (C) representing 42%, in the case of the East Entities, or 58%, in the case of the West Entities, of regularly scheduled cash interest payable during the next 30 days on outstanding 8% Notes offered pursuant to the Offering Memorandum (it being understood for the avoidance of doubt that any dividend or distribution representing proceeds from an initial public offering of Dex Media East, Inc. or Dex Media West, Inc., as applicable, shall not be excluded from this clause (i));

          (ii) the receipt by the Company of any return of capital or repayment of principal in respect of any equity interest or other investment in Dex Media East, Inc. or Dex Media West, Inc., as applicable, or any other subsidiary of the Company other than the West Entities, in the case of a Realization Event with respect to the East Entities, and the East Entities, in the case of a Realization Event with respect to the West Entities, except to the extent paid as a dividend or distribution to the Company that would not constitute a Realization Event with respect to the West Entities, in the case of a Realization Event with respect to the East Entities, or a Realization Event with respect to the East Entities, in the case of a Realization Event with respect to the West Entities, under clause (i) of this definition; and

          (iii) the receipt by the Company of any proceeds, including securities or other non-cash proceeds from any sale, transfer or other disposition of
     (x) equity interest of the West Entities, in the case of an Realization Event with respect to the East Entities, or the East Entities, in the case of a Realization Event with respect to the West Entities (including without limitation any proceeds from an initial public offering of Dex Media East, Inc. or Dex Media West, Inc., as applicable, or any secondary sales of equity interest of Dex Media East, Inc. or Dex Media West, Inc., as applicable, owned by the Company), or (y) any substantial portion of the assets or businesses of Dex Media West, Inc., in the case of a Realization Event with respect to the East Entities, or Dex Media East, Inc., in the case of a Realization Event with respect to the West Entities, effected outside the ordinary course of business.

Notwithstanding the foregoing, the receipt by the Company of the initial $125.0 million of net proceeds from the events described in the immediately preceding sentence (determined on a cumulative aggregate basis) shall not be deemed to constitute a Realization Event and such net proceeds (but not any net proceeds in excess of such amount, even if derived from the same event) shall not be deemed to constitute net proceeds from a Realization Event for purposes of the Support Agreements; provided, however, that any cash proceeds from any such event which is partially a Realization Event will be deemed to constitute net proceeds from such Realization Event (to the extent thereof) prior to allocation of any non-cash proceeds to the portion of such event that constitutes a Realization Event.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the date hereof or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that

          (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced,

          (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus fees and expenses, including any premium and defeasance costs) and

          (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date hereof as described in the Offering Memorandum.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities Act" means the Securities Act of 1933.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital

Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Support Agreements" means, together, (1) the agreement dated as of November 8, 2002, as amended, between the Company and JPMorgan Chase Bank, in its capacity as administrative agent under the Dex Media East Credit Agreement, and (2) the agreement dated as of September 9, 2003, as amended, between the Company and JPMorgan Chase Bank, in its capacity as administrative agent under the Dex Media West Credit Agreement; provided that no such amendments shall, taken as a whole, materially and adversely affect the interest of the Holders of the Securities.

          "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (e) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the Closing Date.

          "Total Consolidated Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such

Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means: (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Board of the Company in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Governing Board of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Governing Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and
(y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Governing Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Board of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02. Other Definitions.

                                                                      Defined in
Term                                                                   Section
----                                                                 -----------
"Affiliate Transaction"...........................................   4.07(a)
"Appendix"........................................................   Preamble
"Bankruptcy Law"..................................................   6.01
"Blockage Notice".................................................   10.03(b)
"Change of Control Offer".........................................   4.08(b)
"covenant defeasance option"......................................   8.01(b)
"Custodian".......................................................   6.01
"Definitive Security".............................................   Appendix
"East Entities" ..................................................   1.01
"Entities" .......................................................   1.01
"Event of Default"................................................   6.01
"Exchange Securities".............................................   Preamble
"Global Securities"...............................................   Appendix
"incorporated provision"..........................................   11.01
"Initial Securities"..............................................   Preamble
"legal defeasance option".........................................   8.01(b)
"Legal Holiday"...................................................   11.08
"Notice of Default"...............................................   6.01
"Offer"...........................................................   4.06(b)
"Offer Amount"....................................................   4.06(c)(ii)
"Offer Period"....................................................   4.06(c)(ii)
"Original Securities".............................................   Preamble
"Parent Equity Offering"..........................................   Appendix
"pari passu Indebtedness".........................................   4.06
"pay the Securities"..............................................   10.03(a)
"Paying Agent"....................................................   2.04(a)
"Payment Blockage Period".........................................   10.03(b)
"protected purchaser".............................................   2.08
"Purchase Date"...................................................   4.06(c)(i)
"Registered Exchange Offer".......................................   Appendix
"Registrar".......................................................   2.04(a)
"Registration Agreement"..........................................   Appendix
"Restricted Payment"..............................................   4.04(a)
"Securities" .....................................................   Preamble
"Securities Custodian"............................................   Appendix
"Successor Company"...............................................   5.01(a)
"Support Agreement Obligations"...................................   10.01
"West Entities" ..................................................   1.01

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) "including" means including without limitation;

          (e) words in the singular include the plural and words in the plural include the singular;

          (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 THE SECURITIES

          SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount at maturity of Securities which may be authenticated and delivered under this Indenture shall not be limited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination, legends and Issue Date.

          With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Governing Board of the Company and (b) (i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

          (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

          (2) the aggregate principal amount at maturity of such Additional Securities which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

          (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

          (4) if applicable, that such Additional Securities shall be issued in a private placement transaction with registration rights;

          (5) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

          (6) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A hereto, but shall be issued in the form of Exchange Securities as set forth in Exhibit B hereto.

          If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Governing Board of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

          SECTION 2.02. Form and Dating. Provisions relating to the Original Securities, the Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee's certificate of authentication and (b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount at maturity and integral multiples thereof.

          SECTION 2.03. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

          (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of the Company's domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

          (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

          SECTION 2.05. Paying Agent To Hold Money in Trust. Prior to or on each due date of Accreted Value and interest and additional interest (if any) on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such Accreted Value, interest and additional interest (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Value and interest and additional interest (if any) on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal Accreted Value of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a

Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this
Section 2.09 as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding, the Accreted Value thereon ceases to be payable and interest on it ceases to accrue unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Accreted Value, interest and additional interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

          SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                                   REDEMPTION

          SECTION 3.01. Notices to Trustee. If the Company elects or is required to redeem Securities pursuant to paragraph 5 of the Securities, the Company shall notify the Trustee in writing of the redemption date and the principal amount at maturity of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this
Section 3.01 at least 31 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal at maturity of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts at maturity of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemp-tion by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (i) the redemption date;

          (ii) the redemption price and the amount of accrued interest to, but not including, the redemption date;

          (iii) the name and address of the Paying Agent;

          (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts at maturity of the particular Securities to be redeemed;

          (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Accreted Value or interest on Securities (or portion thereof) called for redemption ceases to accrete or accrue, as the case may be, on and after the redemption date;

          (vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

          (b) At the Company's request (which may be revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and additional interest, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and additional interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Notice mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.

          SECTION 3.05. Deposit of Redemption Price. Prior to 12:00 noon, New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and additional interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent in excess of the amounts necessary to pay the Accreted Value of, plus accrued and unpaid interest, if any, and Additional Interest, if any, on, the Securities to be redeemed. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the Accreted Value of, plus accrued and unpaid interest, if any, and additional interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in Accreted Value and principal amount at maturity to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

          SECTION 4.01. Payment of Securities. The Company shall promptly pay the Accreted Value of and interest and additional interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Accreted Value, interest and additional interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Accreted Value and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC Reports. Prior to the filing of the exchange offer registration statement or the shelf registration statement that the Company has agreed to file with the SEC pursuant to the Registration Agreement dated November 10, 2003 relating to the Initial Securities, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it would have been required to file them with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, all quarterly and annual financial statements that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial

Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, an audit report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall provide to the Trustee such financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the quarter ended September 30, 2003 on or before December 31, 2003. After the exchange offer registration statement or the shelf registration statement that the Company has agreed to file with the SEC pursuant to the Registration Agreement dated November 10, 2003 relating to the Initial Securities has been filed, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files (or would be required to file) them with the SEC, copies of the Company's annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a public equity offering, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would not be greater than 7.0 to 1 if such Incurrence is on or prior to the second anniversary of the Closing Date and 6.5 to 1 if such Incurrence is after such date.

          (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Bank Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $4,750.0 million less the aggregate amount of all prepayments of principal made pursuant to, and in compliance with, Section 4.06, applied to permanently reduce any such Indebtedness;

          (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and
     (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Company with respect to the Securities;

          (iii) Indebtedness (1) represented by the Securities (not including any Additional Securities), (2) outstanding on the date of this Indenture,
     (3) consisting of Refi-
     nancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or Section 4.03(a) and (4) consisting of Guarantees of any Indebtedness permitted under this Section 4.03; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities, any such Guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities;

          (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (2) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to this clause (iv);

          (v) Indebtedness (1) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (2) under Interest Rate Agreements and Commodity Hedging Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that (A) such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder and (B) such Commodity Hedging Agreements do not increase the Indebtedness of the Company outstanding at any time other than as result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Purchase Money Indebtedness and Capitalized Lease Obligations (in an aggregate principal amount not in excess of $85.0 million at any time outstanding);

          (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (viii) Indebtedness consisting of customary indemnification, adjustment of purchase price or similar obligations of the Company or any Restricted Subsidiary, in each case, Incurred in connection with the acquisition or disposition of any assets by the Company or any Restricted Subsidiary; or

          (ix) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (ix) and then outstanding, shall not exceed $360.0 million.

          (c) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03,

          (i) Indebtedness Incurred pursuant to the Credit Agreement in connection with the Dex East Acquisition or the Dex West Acquisition shall be treated as Incurred pursuant to Section 4.03(b)(i),

          (ii) the accrual of interest, the accretion of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of such Indebtedness or an issuance of such Disqualified Stock for purposes of this
     Section 4.03,

          (iii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness, and

          (iv) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness on the date of its issuance, or later reclassify all or a portion of such Indebtedness (other than as set forth in Section 4.03(c)(i)) in any manner that complies with this Indenture, and only be required to include the amount of such Indebtedness in one of such clauses.

          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to

          (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (in their capacity as such) or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

          (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary,

          (iii) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations outstanding on the Closing Date (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition) or

          (iv) make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement or other acquisition or Investment set forth in these clauses (i) through (iv) being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Governing Board of the Company, whose determination shall be conclusive and evidenced by a resolution of the Governing Board of the Company) declared or made subsequent to the consummation of the Dex East Acquisition would exceed the sum of, without duplication:

               (A) 100% of the Adjusted EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Dex East Acquisition was consummated to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Adjusted EBITDA shall be a deficit, minus 100% of such deficit) less 1.4 times the Consolidated Interest Expense for the same period;

               (B) the aggregate Net Cash Proceeds, including the Fair Market Value of property other than cash, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the consummation of the Dex East Acquisition (other than an issuance or sale (x) to a Subsidiary of the Company, or (y) to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

               (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the consummation of the Dex East Acquisition of any Indebtedness of the Company or its Restricted Subsidiaries issued after the consummation of the Dex East Acquisition which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange plus the amount of any cash received by the Company or any Restricted Subsidiary upon such conversion or exchange); and

               (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in each case, as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

          (b) The provisions of Section 4.04(a) shall not prohibit:

          (i) any prepayment, repayment, purchase, repurchase, redemption, retirement or other acquisition for value of Subordinated Obligations or Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (1) such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

          (ii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03(b); provided that such Indebtedness is subordinated to the Securities to at least the same extent as such Subordinated Obligations; provided, further, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with Section 4.04(a); pro-vided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

          (v) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Governing Board of the Company or any of its Subsidiaries under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed (i) in any fiscal year of the Company, $20.0 million plus any unutilized portion of such amount in any prior fiscal year and any proceeds received by the Company in respect of "key-man" life insurance and (ii) up to an aggregate amount of $35.0 million plus any proceeds received by the Company in respect of "key-man" life insurance during the term of this Indenture; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

          (vi) the payment of dividends on a Dex Entity's common stock following the first bona fide underwritten public offering of common stock of such Dex Entity after the date hereof of up to 6% per annum of the net proceeds received by such Dex Entity from such public offering; provided, however, that (1) the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by such Dex Entity from such public offering and (2) such dividends will be included in the calculation of the amount of Restricted Payments;

          (vii) the purchase, redemption, acquisition or retirement of any Subordinated Obligations following a Change of Control after the Company shall have complied with the provisions of Section 4.08, including the payment of the applicable purchase price; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

          (viii) Restricted Payments to holders of the Company's Capital Stock in an amount up to 100% of the gross proceeds received by the Company from the Securities and the 8% Notes offered pursuant to the Offering Memorandum; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

          (ix) any payment of dividends, other distributions or other amounts by the Company to (1) any direct or indirect parent of the Company in amounts equal to the amounts required for such parent to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs of up to $4.0 million per fiscal year and (2) any direct or indirect parent of the Company to pay operating and overhead expenses incurred in the ordinary course of business and allocable to the Company; provided, however, that such dividend, distribution or other amount set forth in clauses (1) and (2) will be excluded in the calculation of the amount of Restricted Payments; or

          (x) other Restricted Payments not to exceed $60.0 million in the aggregate; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments.

          SECTION 4.05. Reserved.

          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person or group of Persons assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

          (ii) in the case of Asset Dispositions which are not Permitted Asset Swaps, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash

               (1) first, to the extent the Company elects (or is required by the terms of any Indebtedness or the Support Agreements, as applicable), (i) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness of the Company or Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) or (ii) to the extent that such Net Available Cash constitutes net proceeds of a Realization Event required to be pledged to satisfy the Company's obligations under the Support Agreements, to pledge such amounts in accordance with the terms of the applicable Support Agreement;

               (2) second, to the extent of the balance of Net Available Cash after application in accordance with clause (1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);

               (3) third, to the extent the Net Available Cash constitutes Net Proceeds of an Equity Offering of a Dex Entity, if the Company elects, to optionally redeem the Securities in accordance with the terms of this Indenture;

               (4) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), to make an Offer to purchase Securities and 8% Notes on a pro rata basis pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if the Company elects (or is required by the terms of any other Indebtedness that is pari passu with the Securities ("pari passu Indebtedness")), such Offer may be made ratably to purchase the Securities and such other Indebtedness of the Company; and

               (5) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2), (3) and
          (4), for any general corporate purpose permitted by the terms of this Indenture;

     provided, however, that (1) in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1), (4) or (5) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, retired, defeased or otherwise acquired for value, and (2) proceeds released to the Company or a Restricted Subsidiary from a pledge made by the Company to satisfy its obligations under a Support Agreement shall be applied by the Company or such Restricted Subsidiary within 365 days of such release as provided in this clause
     (iii).

Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $60.0 million.

          For the purposes of this Section 4.06(a), the following are deemed to be cash: (A) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (B) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of receipt.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(4), the Company shall be required
(i) to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their Accreted Value plus accrued and unpaid interest (including additional interest, if any) thereon to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c) and (ii) to purchase other pari passu Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other pari passu Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon). If the aggregate purchase price of Securities (and such other pari passu Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and such other pari passu Indebtedness), the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(5). The Company shall not be required to make an Offer for Securities (and such other pari passu Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 4.06(a)(iii)) is less than $20.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 principal amount at maturity, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports) to the extent not publicly available and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

          (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this
Section 4.06. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Securities (and other pari passu Indebtedness) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

          (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount at maturity of Securities and any other pari passu Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 principal amount at maturity and such other pari passu Indebtedness in denominations of $1,000 principal amount at maturity, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in Accreted Value and principal amount at maturity to the unpurchased portion of the Securities surrendered.

          (iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

          SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms:

          (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

          (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Governing Board of the Company having no personal stake in such Affiliate Transaction, and

          (iii) that, in the event that such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

          (b) The provisions of Section 4.07(a) shall not prohibit:

          (i) any Restricted Payment or Permitted Investment permitted to be paid pursuant to Section 4.04,

          (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Governing Board of the Company,

          (iii) the grant of stock options or similar rights to employees and directors of the Company (including employees and directors of any Restricted Subsidiary) pursuant to plans approved by the Governing Board of the Company,

          (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company or any of its Subsidiaries, but in any event not to exceed $30.0 million in the aggregate outstanding at any one time,

          (v) the payment of compensation and reasonable fees to, and indemnity provided on behalf of, directors of the Company and its Subsidiaries as determined in good faith by the Governing Board of the Company or its Subsidiary,

          (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

          (vii) amounts payable pursuant to the Management Agreement, but in any event not to exceed $10.0 million in the aggregate in any fiscal year,

          (viii) any transaction with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable good faith determination of the Governing Board or its senior management, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party,

          (ix) the sale of receivables on substantially the terms that receivables are purchased by Qwest Corporation pursuant to the billing and collections services agreement as in effect on the Closing Date, or

          (x) any consolidation, merger or conveyance, transfer or lease of assets permitted under Section 5.01.

          SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Company to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest (including additional interest, if any) to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

          (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date);

          (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

          (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv) the instructions determined by the Company, consistent with this
     Section 4.08, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Se-curities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered.

          (d) On the purchase date, all Securities purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest and additional interest, if any, to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (f) The Company shall be entitled to make a Change of Control Offer in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making of such Change of Control Offer. Securities repurchased by the Company pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled, at the option of the Company. Securities purchased by a third party pursuant to Section 4.08(e) shall have the status of Securities issued and outstanding.

          (g) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

          SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA to the extent required.

          SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

          SECTION 4.12. Limitation on Liens. The Company shall not, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets, whether owned at the date hereof or hereafter acquired, securing Indebtedness other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                                    ARTICLE V

                                SUCCESSOR COMPANY

          SECTION 5.01. Merger, Consolidation and Sale of Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person other than a Domestic Subsidiary, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

          (v) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the Accreted Value of and interest on the Securities.

          (b) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary; and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

          SECTION 6.01. Events of Default. An "Event of Default" occurs if:

          (a) the Company defaults in any payment of interest or additional interest, if any, on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (b) the Company defaults in the payment of the Accreted Value of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

          (c) the Company or any Restricted Subsidiary of the Company fails to comply with Section 5.01;

          (d) the Company or any Restricted Subsidiary of the Company fails to comply with Section 4.08 (other than a failure to purchase Securities) and such failure continues for 30 days after the notice specified below;

          (e) the Company or any Restricted Subsidiary of the Company fails to comply with Section 4.02, 4.03, 4.04, 4.06, 4.07, 4.09, 4.10, 4.11, or 4.12
     (other than a failure to purchase Securities when required under Section 4.06) or with any of its other agreements in the Securities or in this Indenture and such failure continues for 60 days after the notice specified below;

          (f) Indebtedness of the Company or any Restricted Subsidiary of the Company is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million or its foreign currency equivalent at the time;

          (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (iv) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

               (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (i) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by reputable and creditworthy insurance companies) in excess of $20.0 million or its foreign currency equivalent is rendered against the Company or a Restricted Subsidiary and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (d) or (e) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount at maturity of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Subsidiary, as applicable, does not cure such Default within the time specified in clause (d) or (e) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount at maturity of the outstanding Securities by notice to the Company and the Trustee may declare the Accreted Value of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such Accreted Value and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or
(h) with respect to the Company occurs, the Accreted Value of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount at maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Accreted Value or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.01(f) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to Section 6.01(f) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if
(a) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of Accreted Value, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Accreted Value of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount at maturity of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Secu-rity, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount at maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of Accreted Value, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (ii) the Holders of at least 25% in principal amount at maturity of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) the Holders of a majority in principal amount at maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value of and additional interest and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue Accreted Value and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Securities for Accreted Value and interest, ratably, and any additional interest without preference or priority of any kind, according to the amounts due and payable on the Securities for Accreted Value, interest and any additional interest, respectively; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount at maturity of the Securities.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatso-ever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) this paragraph does not limit the effect of Section 7.01(b);

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount at maturity of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

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

          (g) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (h) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e),
(f), (i) or (j) or of the identity of any Significant Subsidiary unless either
(a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 from the Company or any Holder.

          SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to

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

notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services as the Trustee and the Company shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services except any such expense as may arise from its negligence, wilful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, except as provided in the last sentence of this paragraph. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Accreted Value of and interest and additional interest, if any, on particular Securities.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount at maturity of the Securities may remove the Trustee with the reasonable consent of the Company by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

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

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.

          (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount at maturity of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100.0 million, as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) either (1) all the Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid, have been delivered to the Trustee for cancellation, or (2) all the Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not delivered to the Trustee for cancellation for Accreted Value, premium, if any, and accrued and unpaid interest (including additional interest), if any, to, but not including, the date of maturity or redemption;
(ii) no Default or Event of Default has occurred and is continuing on the date of such deposit; (iii) the Company has paid, or caused to be paid, all sums payable by it under this Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be, then this Indenture shall, subject to
Section 8.01(c), cease to be of further effect.

          In the case of clause (2) above, the Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee which shall state that (i) all conditions precedent to the satisfaction and discharge have been satisfied and (ii) the Company's obligations that would survive legal defeasance will remain outstanding.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.06, 4.07, 4.08, 4.11 and 4.12 and the operation of Sections 5.01(a)(iii), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only) and 6.01(h) (with respect to Significant Subsidiaries of the Company only) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only) and 6.01(h) (with respect to Significant Subsidiaries only) or because of the failure of the Company to comply with clause (iii) of Section 5.01(a).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminate.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in
this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the Accreted Value of, and premium (if any), interest and additional interest (if any), on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

          (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or reputable investment banking firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Accreted Value, premium, if any, interest and additional interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

          (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

          (iv) the deposit does not constitute a default under any other agreement binding on the Company;

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

          (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
     Article VIII have been complied with.

          (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Accreted Value of and interest and additional interest, if any, on the Securities.

          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants or reputable investment banking firm delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Accreted Value, interest or additional interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of Accreted Value of or interest or additional interest on, any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

          SECTION 9.01. Without Consent of Holders. (a) The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

          (i) to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Article V;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (iv) to make any change in Article X that would limit or terminate the benefits available to any holder of the obligations of the Company under the Support Agreements (or any applicable administrative agent thereunder) under such subordination provisions;

          (v) to add Guarantees with respect to the Securities;

          (vi) to secure the Securities;

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

          (vii) to add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (viii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (ix) to make any change that does not adversely affect the rights of any Holder;

          (x) to conform the text of this Indenture or the Securities to any provision of the "Description of Notes" section of the Offering Memorandum, relating to the initial offering of the Securities, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of this Indenture or the Securities; or

          (xi) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

However, no amendment may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of the Company's obligations under the Support Agreements then outstanding unless the holders of such obligations under the Support Agreements (or any group or administrative agent thereunder authorized to give a consent) consents to such change.

          (b) After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

          (i) reduce the amount of Securities whose Holders must consent to an amendment;

          (ii) reduce the rate of or extend the time for payment of interest (including additional interest, if any) on any Security;

          (iii) reduce the principal of or extend the Stated Maturity of any Security;

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

          (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article III;

          (v) make any Security payable in money other than that stated in the Security;

          (vi) make any change to Article X that would adversely affect the rights of any Holder;

          (vii) impair the right of any Holder to receive payment of Accreted Value of, and interest (including additional interest, if any) on, such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (viii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be enti-

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

tled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                  SUBORDINATION

          SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all obligations of the Company under the Support Agreements (the "Support Agreement Obligations") and that the subordination is for the benefit of and enforceable by the holders of such Support Agreement Obligations. Only Support Agreement Obligations shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of this Article X, the Indebtedness evidenced by the Securities shall be deemed to include any additional interest payable pursuant to the provisions set forth in the Securities and the Registration Agreement. All provisions of this Article X shall be subject to Section 10.12.

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

          SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to its creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (a) holders of Support Agreement Obligations shall be entitled to receive payment in full of such Support Agreement Obligations before Holders shall be entitled to receive any payment of principal of or interest on the Securities; and

          (b) until such Support Agreement Obligations are paid in full, any payment or distribution to which Holders would be entitled but for this
     Article X shall be made to holders of such Support Agreement Obligations as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Support Agreement Obligations to at least the same extent as the Securities.

          SECTION 10.03. Default on Support Agreement Obligations. (a) The Company may not pay the principal of, premium (if any) or interest on the Securities, or make any deposit pursuant to Section 8.01, and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Securities, in each case with the proceeds of a Realization Event (collectively, "pay the Securities"), if Support Agreement Obligations are not paid when due or the Company defaults under its obligation to retain at the Company and pledge the net proceeds of a Realization Event to secure the Support Agreement Obligations, unless the Support Agreement Obligations have been paid in full or the Company complies with such obligation to retain and pledge such net proceeds, as applicable; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the administrative agent party to the Support Agreement with respect to which the Company has failed to pay its obligations when due or to retain and pledge such net proceeds and, in either case, such failure is continuing.

          (b) During the continuance of any default under either Support Agreement (other than a default described in Section 10.03(a)), the Company may not pay the Securities with the proceeds of a Realization Event for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the administrative agent party to the applicable Support Agreement specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by payment in full of the Company's obligations under such Support Agreement Obligations or (iii) because the default giving rise to such Blockage Notice is no longer continuing).

          (c) Notwithstanding the provisions described in Section 10.03(b) (but subject to the provisions contained in Section 10.03(a) and the following three sentences), unless the holders of the Support Agreement Obligations under the applicable Support Agreement or the administrative agent party to such Support Agreement shall have accelerated the maturity of the Company's obligations under the applicable Support Agreement, the Company may resume payments on the Securities after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period,

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

irrespective of the number of defaults with respect to the Support Agreement Obligations during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods are in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 10.03(c), no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Support Agreement initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the administrative agent party to the applicable Support Agreement, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee (provided that the Trustee shall have received written notice from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Support Agreement Obligations (or the administrative agent under each Support Agreement) of the acceleration. If any Support Agreement Obligations are outstanding, the Company may not pay the Securities until five Business Days after such holders or the administrative agent under each Support Agreement receives notice of such acceleration and, thereafter, may pay the Securities only if this Article X otherwise permits payment at that time.

          SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article X should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Support Agreement Obligations and pay it over to them as their interests may appear.

          SECTION 10.06. Subrogation. After all Support Agreement Obligations are paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Support Agreement Obligations to receive distributions applicable to the Support Agreement Obligations. A distribution made under this Article X to holders of Support Agreement Obligations which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Support Agreement Obligations.

          SECTION 10.07. Relative Rights. This Article X defines the relative rights of Holders and holders of Support Agreement Obligations. Nothing in this Indenture shall:

          (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and additional interest, if any, on the Securities in accordance with their terms; or

          (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Support Agreement Obligations to receive distributions otherwise payable to Holders.

          SECTION 10.08. Subordination May Not Be Impaired by the Company. No right of any holder of Support Agreement Obligations to enforce the subordination of the Indebt-

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

edness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article X. The Company, the Registrar, the Paying Agent or an administrative agent under either Support Agreement may give the notice.

          The Trustee in its individual or any other capacity may hold Support Agreement Obligations with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect Support Agreement Obligations which may at any time be held by it to the same extent as any other holder of such Support Agreement Obligations; and nothing in
Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

          SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of any Support Agreement Obligations, the distribution may be made and the notice given to the administrative agent under the applicable Support Agreement.

          SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest and liquidated damages, if any, on the Securities shall not be subordinated to the prior payment of any Support Agreement Obligations or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Support Agreement Obligations or any other creditor of the Company.

          SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the administrative agent under the applicable Support Agreement for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Support Agreement Obligations, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Support Agreement Obligations to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Support Agreement Obligations held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

          SECTION 10.14. Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Support Agreement Obligations as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15. Trustee Not Fiduciary for Holders of Support Agreement Obligations. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Support Agreement Obligations and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person money or assets to which any holders of Support Agreement Obligations shall be entitled by virtue of this Article X or otherwise.

          SECTION 10.16. Reliance by Holders of Support Agreement Obligations on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Support Agreement Obligations, whether any such Support Agreement Obligation was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Support Agreement Obligations and such holder of such Support Agreement Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Support Agreement Obligations.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

          SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company:

               Dex Media, Inc.
               198 Inverness Drive West
               Englewood, CO 80112

               Attention of: George Burnett

          with a copy to:

               Latham & Watkins LLP
               885 Third Avenue, Suite 1000
               New York, NY 10022

               Attention of: Gregory A. Ezring, Esq.

          if to the Trustee:

               U.S. Bank National Association
               60 Livingston Avenue
               EP-MN-WS3C
               St. Paul, MN 55107-2292

               Attention of: Corporate Trust Services

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

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

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) if requested by the Trustee, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount at maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

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

WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        DEX MEDIA, INC.


                                        By: /s/ Robert M. Neumeister, Jr.
                                            ------------------------------------
                                            Name: Robert Neumeister, Jr.
                                            Title: Executive Vice President and
                                                      Chief Financial Officer


                                        U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                        By: /s/ Richard Prokosch
                                            ------------------------------------
                                            Name:  Richard Prokosch
                                            Title: Vice President

                                                                      APPENDIX A

                   PROVISIONS RELATING TO ORIGINAL SECURITIES,
                  ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

     1.   Definitions

          1.1  Definitions.

          For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

          "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

          "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of
(a) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America Securities LLC and Lehman Brothers Inc.

          "Purchase Agreement" means (a) the Purchase Agreement dated November 3, 2003, among Dex Media, Inc. and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means an offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount at maturity of Exchange Securities registered under the Securities Act.

          "Registration Agreement" means (a) the Discount Note Registration Rights Agreement dated November 10, 2003, among Dex Media, Inc. and the Initial Purchasers and (b) any other similar Registration Rights Agreement relating to Additional Securities.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

          "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

          "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

          "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Agreement.

          "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

          1.2  Other Definitions.

Term:                                                        Defined in Section:
----                                                         -------------------
"Agent Members"...........................................          2.1(c)
"IAI Global Security".....................................          2.1(b)
"Global Security".........................................          2.1(b)
"Permanent Regulation S Global Security"..................          2.1(b)
"Temporary Regulation S Global Security"..................          2.1(b)
"Rule 144A Global Security"...............................          2.1(b)

     2.   The Securities

          2.1  Form and Dating.

          (a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

          (b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more temporary global Securities (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the date of the Indenture, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global security (the "Permanent Regulation S Global Security") or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided that the term "Global Security" when used in Sections 2.1(b)(third paragraph), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

          (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

          2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Original Securities for original issue on the date hereof in an aggregate principal amount at maturity of $389,000,000, (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount at maturity and (c) the Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Agreement and for a like principal amount at maturity of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount at maturity of Securities outstanding at any time is unlimited, subject to the conditions and the covenants in this Indenture.

          2.3 Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

               (i) to register the transfer of such Definitive Securities; or

               (ii) to exchange such Definitive Securities for an equal principal amount at maturity of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(e)(i).

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit C or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount at maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount at maturity of Securities represented by the Global Security to be increased by the aggregate principal amount at maturity of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the

     Global Security equal to the principal amount at maturity of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through either the Temporary Regulation S Global Security or the Permanent Regulation S Global Security shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act. In the case of a transfer of a beneficial interest in either the Temporary Regulation S Global Security, the Permanent Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount at maturity of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
Section 2.3 (including the certification requirements set forth on the reverse of the

Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d) Restrictions on Transfer of Temporary Regulation S Global Security. (i) During the Distribution Compliance Period, beneficial ownership interests in the Temporary Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount at maturity of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Temporary Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount at maturity of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in either the Temporary Regulation S Global Security or the Permanent Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee.

          (ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e) Legend. (i) Except as permitted by the following paragraphs (ii),
(iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF

     SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY,
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

          (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

          (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g) Obligations with Respect to Transfers and Exchanges of Securities.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4  Definitive Securities.

          (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount at maturity and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

                         [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE

CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 [Temporary Regulation S Global Security Legend]

          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRA-

TION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF CASES (A) THROUGH (F) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND
(C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SE-

CURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S, RULE 144 (IF AVAILABLE) OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE).

          Each Definitive Security shall bear the following additional legend:

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $
                                                                      ----------

                            9% Discount Note due 2013

                                                                CUSIP No.
                                                                          ------
                                                                 ISIN No.
                                                                          ------

          THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF
SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $643.14. THE ISSUE DATE OF THIS NOTE IS NOVEMBER 10, 2003 AND THE YIELD TO MATURITY IS 9%.

          DEX MEDIA, INC., a Delaware corporation, promises to pay to Cede &
Co., or registered assigns, the principal sum [of        Dollars] [listed on the
                                                  ------
Schedule of Increases or Decreases in Global Security attached hereto]/1/ on November 15, 2013.

          Cash Interest Payment Dates: May 15 and November 15, commencing May 15, 2009.

          Record Dates: May 1 and November 1.

----------
/1/ Use the Schedule of Increases and Decreases language if Note is in Global Form.

          Additional provisions of this Security are set forth on the other side of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                        DEX MEDIA, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
       -----------------

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

        as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.


By:
    ----------------------------------
           Authorized Signatory

----------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                            9% Discount Note due 2013

1.   Interest

          (a) DEX MEDIA, INC., a Delaware corporation (the "Company"), promises to pay interest on this Security at the rate per annum shown above. Prior to November 15, 2008, interest on this Security will accrue in the form of an increase in the Accreted Value of this Security, and no cash interest shall be paid. The Accreted Value of this Security will increase from the date of issuance until November 15, 2008 at a rate of 9% per annum, compounded semi-annually as provided in the definition of "Accreted Value" in the Indenture such that the Accreted Value will equal the principal amount at maturity on November 15, 2008. The Company shall pay cash interest semi-annually on May 15 and November 15 of each year, commencing May 15, 2009. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including November 15, 2008. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          (b) Additional Interest. The Holder of this Security is entitled to the benefits of a Note Registration Rights Agreement, dated as of November 10, 2003, between the Company and the Initial Purchasers named therein.

2.   Method of Payment

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Accreted Value. The Company shall pay Accreted Value or principal, premium, if any, additional interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including Accreted Value, premium, if any, additional interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including Accreted Value, premium, if any, interest and additional interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or additional interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of the Company's domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of November 10, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are unsecured obligations of the Company. This Security is one of the [Original] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.   Optional Redemption

          Except as set forth in the following paragraphs, the Securities will not be redeemable at the option of the Company. The Securities may be redeemed, in whole or in part, at any time prior to November 15, 2008 at the option of the Company upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of, and accrued and unpaid interest (including additional interest, if any), to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption will be made in accordance with the procedures set forth in the Indenture.

          "Applicable Premium" means, with respect to a Security at any redemption date, the excess of (A) the present value at such time of the redemption price of such Security at November 15, 2008 (such redemption price being described below), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the Accreted Value of such Security.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2008; provided, however, that if the period from the redemption date to November 15, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          After November 15, 2008, the Company may redeem the Securities, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest (including additional interest, if any) thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

                                                                      Redemption
Year                                                                     Price
----                                                                  ----------
2008...............................................................    104.500%
2009...............................................................    103.000%
2010...............................................................    101.500%
2011 and thereafter................................................    100.000%

          In addition, prior to November 15, 2006, the Company may redeem up to a maximum of 35% of the original aggregate principal amount at maturity of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings (i) by any Dex Entity or (ii) by the Parent to the extent the Net Cash Proceeds thereof are contributed to the Company or its Restricted Subsidiaries or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 109.000% of the Accreted Value thereof, plus accrued and unpaid interest and additional interest, if any, thereon to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount at maturity of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.   Sinking Fund

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the Accreted Value of the Securities to be purchased plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due and additional interest, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and whole multiples of $1,000 principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.  Persons Deemed Owners

          Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

          If money for the payment of Accreted Value or interest or additional interest, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Securities and the Indenture if the Company deposits with the Trustee cash in U.S. Dollars and/or non-callable U.S. Government Obligations for the payment of Accreted Value of, and interest and additional interest, if any, on, the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; (iv) to make any changes in
Article X of the Indenture that would limit or terminate the benefits available to any holder of obligations of the Company under the Support Agreements (or any Representative thereof) under such subordination provisions; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities; (vii) to add additional covenants for the benefit of the Holders or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (ix) to make any change that does not adversely affect the rights of any Holder; (x) to conform the text of the Indenture or the Securities to any provision of the "Description of Notes" section of the Company's Offering Memorandum dated November 3, 2003, relating to the initial offering of the Securities, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture; or (xi) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

14.  Defaults and Remedies

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Securities may declare the Accreted Value of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the Accreted Value of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount at maturity of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of Accreted Value, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount at maturity of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at maturity of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount at maturity of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP and ISIN Numbers

          The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
   (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
   (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the
                        -----------------
books of the Company. The agent may substitute another to act for him.

----------------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 -------------------------------

----------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $          principal amount at maturity of
                             ---------
Securities held in (check applicable space)      book-entry or       definitive
                                            ----               -----
form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and in an aggregate principal amount at maturity equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

          In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  [ ] to the Company; or

     (2) [ ] to the Registrar for registration in the name of the Holder, without transfer; or

     (3) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (4) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (5) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (6) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     (7) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box
(5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                        ----------------------------------------
                                                     Your Signature

Signature Guarantee:


Date:
      --------------------              ----------------------------------------
Signature must be guaranteed by a                Signature of Guarantee
participant in a recognized signature
guaranty medallion program or other
signature guarantor acceptable to the
Trustee

----------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      --------------------              ----------------------------------------
                                        NOTICE: To be executed by an executive
                                                officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount at maturity of this Global Security is $[______]. The following increases or decreases in this Global Security have been made:

                                                                  Principal amount at
                  Amount of decrease     Amount of increase in     maturity of this         Signature of
                in principal amount at    principal amount at       Global Security     authorized signatory
   Date of         maturity of this         maturity of this        following such          of Trustee or
   Exchange         Global Security         Global Security      decrease or increase   Securities Custodian
-------------   ----------------------   ---------------------   --------------------   --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                   Asset Disposition [ ] Change of Control [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 principal amount at maturity or an integral multiple thereof):

$
 ---------------


Date:                       Your Signature:
      --------------------                  ---------------------
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:
                     -----------------------------------------------
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                              $
                                                                  --------------

                            9% Discount Note due 2013

                                                                CUSIP No.
                                                                          ------
                                                                ISIN No.
                                                                         -------

          THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF
SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $643.14. THE ISSUE DATE OF THIS NOTE IS NOVEMBER 10, 2003 AND THE YIELD TO MATURITY IS 9%.

          DEX MEDIA, INC., a Delaware corporation, promises to pay to Cede &
Co., or registered assigns, the principal sum [of       Dollars] [listed on the
                                                  -----
Schedule of Increases or Decreases in Global Security attached hereto]/2/ on November 15, 2013.

          Interest Payment Dates: May 15 and November 15.

          Record Dates: May 1 and November 1.

----------
/2/ Use the Schedule of Increases and Decreases language if Note is in Global Form.

          Additional provisions of this Security are set forth on the other side of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                        DEX MEDIA, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
       -----------------

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

      as Trustee, certifies
      that this is one of
      the Securities referred
      to in the Indenture.


By:
    ----------------------------------
           Authorized Signatory

----------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                            9% Discount Note due 2013

1.   Interest

          DEX MEDIA, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above. Prior to November 15, 2008, interest on this Security will accrue in the form of an increase in the Accreted Value of this Security, and no cash interest shall be paid. The Accreted Value of the Security will increase from the date of issuance until November 15, 2008 at a rate of 9% per annum compounded semi-annually as provided in the definition of "Accreted Value" in the Indenture such that the Accreted Value will equal the principal amount at maturity on November 15, 2008. The Company shall pay interest semi-annually on May 15 and November 15 of each year commencing May 15, 2009. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including November 15, 2008. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Accreted Value or principal payments. The Company shall pay Accreted Value or principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including Accreted Value or principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including Accreted Value or principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of the Company's domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of November 10, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are unsecured obligations of the Company. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.   Optional Redemption

          Except as set forth in the following paragraphs, the Securities will not be redeemable at the option of the Company. The Securities may be redeemed, in whole part or in part, at any time prior to November 15, 2008 at the option of the Company upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of, and accrued and unpaid interest (including additional interest, if any), to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption will be made in accordance with the procedures set forth in the Indenture.

          "Applicable Premium" means, with respect to a Security at any redemption date, the excess of (A) the present value at such time of the redemption price of such Security at November 15, 2008 (such redemption price being described below), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the Accreted Value of such Security.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2008; provided, however, that if the period from the redemption date to November 15, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          After November 15, 2008, the Company may redeem the Securities, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest (including additional interest, if any) thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

                                                                      Redemption
Year                                                                     Price
----                                                                  ----------
2008...............................................................    104.500%
2009...............................................................    103.000%
2010...............................................................    101.500%
2011 and thereafter................................................    100.000%

          In addition, prior to November 15, 2006, the Company may redeem up to a maximum of 35% of the original aggregate principal amount at maturity of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings (i) by any Dex Entity or (ii) by the Parent to the extent the Net Cash Proceeds thereof are contributed to the Company or its Restricted Subsidiaries or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 109.000% of the Accreted Value thereof, plus accrued and unpaid interest and additional interest, if any, thereon to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount at maturity of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.   Sinking Fund

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the Accreted Value of the Securities to be purchased plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due and additional interest, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and whole multiples of $1,000 principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.  Persons Deemed Owners

          Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

          If money for the payment of Accreted Value or interest or additional interest, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Securities and the Indenture if the Company deposits with the Trustee cash in U.S. Dollars and/or non-callable U.S. Government Obligations for the payment of Accreted Value of, and interest and additional interest, if any, on, the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; (iv) to make any changes in
Article X of the Indenture that would limit or terminate the benefits available to any holder of obligations of the Company under the Support Agreements (or any Representative thereof) under such subordination provisions; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities; (vii) to add additional covenants for the benefit of the Holders or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (ix) to make any change that does not adversely affect the rights of any Holder; (x) to conform the text of the Indenture or the Securities to any provision of the "Description of Notes" section of the Company's Offering Memorandum dated November 3, 2003, relating to the initial offering of the Securities, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture; or (xi) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

14.  Defaults and Remedies

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Securities may declare the Accreted Value of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reor-ganization of the Company occurs, the Accreted Value of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount at maturity of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of Accreted Value, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount at maturity of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at maturity of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount at maturity of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP and ISIN Numbers

          The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
    (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
    (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Security on the
                        ----------------
books of the Company. The agent may substitute another to act for him.

---------------------------------------------------------------------

Date:                   Your Signature:
      -----------------                 -----------------------------

---------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                   Asset Disposition [ ] Change of Control [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 principal amount at maturity or an integral multiple thereof):

$


Date:                       Your Signature:
      --------------------                  -----------------------
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:
                     ---------------------------------------------
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount at maturity of this Global Security is
$[      ]. The following increases or decreases in this Global Security have
  ------
been made:

                                                                  Principal amount at
                  Amount of decrease     Amount of increase in     maturity of this         Signature of
                in principal amount at    principal amount at       Global Security     authorized signatory
   Date of         maturity of this         maturity of this        following such          of Trustee or
   Exchange         Global Security         Global Security      decrease or increase   Securities Custodian
-------------   ----------------------   ---------------------   --------------------   --------------------

                                                                       EXHIBIT C

                                     Form of
                       Transferee Letter of Representation

Dex Media, Inc.
198 Inverness Drive West
Englewood, CO 80112

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $[     ] principal
                                                              -----
amount at maturity of the 9% Discount Notes due 2013 (the "Securities") of Dex Media, Inc. (the "Company").

     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:
      --------------------------------

Address:
         -----------------------------

Taxpayer ID Number:
                    ------------------

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount at maturity of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own

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

account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount at maturity of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                        TRANSFEREE:                    ,
                                                    -------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

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